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                                                                   EXHIBIT 10.35

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

     USA Investors II, LLC, a Nevada limited liability company, or nominee ("Buyer") hereby agrees to purchase from Huntington Homes, LLC, a Delaware limited liability company, ("Seller"), who agrees to sell to Buyer, certain real property located in Riverside County, California, along with certain personalty appurtenant thereto, as more particularly described on Exhibit "A" hereto (the "Property"), upon the terms and conditions set out herein. The term "Property" as used herein shall refer to the real property or the real and personal property as the context requires.

     1    Price and Payment.  The total price for the Property shall be Fifty
          -----------------
Thousand Dollars ($50,000), plus the assumption of the existing debt encumbering the Property. In addition, Seller shall be entitled to up to an additional One Hundred Thousand Dollars ($100,000) payable from the profits upon the sale of the Property by Buyer. For the purpose of this paragraph, the term "profits" means income from the sale of the Property by Buyer less (1) all commissions and closing costs incurred in connection with the purchase or sale of the Property by Buyer, or any part thereof; (2) the repayment of all amounts necessary to clear or reconvey all liens or encumbrances of record against the Property; (3) the payment of all bona fide amounts owed to contractors, subcontractors, materialmen and suppliers who provided goods, labor, materials, equipment or supplies in connection with the construction of the improvements on the Property; (4) the payment to Buyer of three percent (3%) of the gross sale price of the Property, or any part thereof, as and for general and administrative expenses; and (5) the next $50,000 of proceeds net of items 1, 2, 3 and 4 above. The $50,000 and so much of the additional $100,000 as becomes due are collectively referred to herein as the "Purchase Price." The $50,000 is payable in cash by certified funds. Buyer has loaned Seller $100,000, which loan is evidenced by a note (the "Note"). The balance of the Note shall be adjusted as more particularly described in Section 18, below.

     2.   Escrow.  Escrow shall be opened at Orange Coast Title Company in
          ------
Riverside, California ("Escrow") by depositing therein a copy of this Agreement, fully executed, and payment of the full the Purchase Price to Seller.

     3.   Closing.  Close of escrow shall occur as soon as possible, but not
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later than thirty days after the date Seller signs this Agreement, contingent only upon those matters described in paragraph 4, below (the "Closing Date"). There shall be no extensions of the Closing Date unless the parties subsequently execute a separate writing to extend the Closing Date.

     Buyer shall be responsible at closing for all accrued but unpaid taxes and assessments, including interest and penalties, the real property transfer tax, all of the escrow fees and closing costs, and the title insurance policy.

     4.   Contingencies.  Buyer is familiar with the Property, and accepts
          -------------
it in its "as-is" condition. Nevertheless, Seller shall promptly deliver to Buyer all documents, including but not limited to all insurance policies on the Property of any kind whatsoever, all easement agreements, and contracts or subcontracts with anyone providing materials or services in connection with the construction of the improvements on the Property (including assignments of such contracts and subcontracts in a form acceptable to Buyer), that Buyer shall reasonably request during the contingency period. Seller shall also make available to Buyer or Buyer's agent for inspection

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Seller's books and records concerning the Property, and any other documents that
Buyer reasonably requests.

     For the purpose of this paragraph, the term "deliver" means hand delivery, confirmed facsimile transmission, or three days after deposit in the US Mail, first class postage prepaid.

     5.   Seller's Representations.  Seller makes the following representations
          ------------------------
and warranties to Buyer for the purpose of inducing Buyer to execute and deliver this Agreement and to consummate the transaction contemplated by this Agreement, each of which representations and warranties are true and correct as of the date hereof:

               (A) Seller is vested with fee simple title to the Property, has full authority to sell it to Buyer, and will violate no law, rule, regulation, judgment, or contract by Selling the Property to Buyer.

               (B) Seller is a Delaware limited liability company in good standing, duly qualified to do business in California, and the sale contemplated hereby has been approved by Seller's Manager. The person signing this Agreement is authorized to execute it on behalf of Seller. All representations and warranties made herein shall be binding upon all persons who govern the affairs of Seller, as well as Seller.

               (C) Seller has not made, and is not aware of any existing contract of sale, option to purchase or right of first refusal with respect to the Property, except for contracts of sale to homebuyers in the ordinary course of business.

               (D) Seller has taken no action with respect to the Property that violates the current zoning of the Property.

               (E) To the best of Seller's knowledge, Seller has not discharged, or suffered anyone else to discharge any hazardous material on the Property, as that term is defined under any applicable federal or state law, nor is Seller aware of any condition on, in, or under the Property that would that would constitute a violation under any such law. To the best of Seller's knowledge, there are no underground storage tanks beneath the Property.

               (F) Seller is aware of no pending or threatened action by any person or governmental agency that would prevent or materially impair the ability of Buyer to complete the improvements on the Property as per the contracts and subcontracts therefor, including any notice or threat of condemnation.

               (G) Seller is a "United States person" within the meaning of Sections 1445(f) and 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

               (H) Neither Seller, any trustee of Seller, nor any member of Seller, if applicable, has commenced (within the meaning of any applicable law regarding bankruptcy or insolvency) a voluntary case, consented to the entry of an order for relief against it in an involuntary case, or consented to the appointment of a receiver of it or for all or any substantial portion of its property, nor has a court of competent jurisdiction entered an order or decree under any such law that is for relief against Seller or any of its trustees or members, if applicable, in an involuntary case, or has appointed a receiver of Seller or any of its trustees or members, or for all or any substantial portion of its property.

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               (I)  Seller acquired its title to the Property from Inco Homes
Corporation, which is the sole member and 100% owner of Seller. Other than that, Seller's title to the Property is not derived, directly or indirectly, from any foreclosure proceeding, tax sale, adverse possession, or any other proceeding that would affect the marketability of its title to the Property. Seller is not in default in complying with the terms and provisions of any of the covenants, conditions, restrictions, rights-of-way or easements constituting one or more of the Permitted Exceptions which are to be performed of complied with by the owner of the Property.

               (J) Seller shall maintain such policies of fire, liability, and other forms of insurance with respect to the Property as it presently has at all times up to and through the Closing Date. Seller has not received from any insurance company which carries insurance on the Property any notice of default or any notice threatening to terminate any of the insurance policies. Seller has not received any notice from any insurance company or inspection or rating bureau setting forth any requirements as a condition to the continuation of any insurance coverage on or with respect to the Property or the continuation thereof at premium rates existing at present which has not been remedied or satisfied.

     6.   Survival.  All or the Seller's representations and warranties
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contained in this Agreement shall survive the close of escrow, and execution and delivery of the deed, for a period of one year after the Closing Date, and shall not be merged in the deed.

     7.   Seller's Indemnity.  If Closing occurs, Seller agrees to indemnify,
          ------------------
hold harmless and defend Buyer from and against:

               (A) any loss, liability or damage suffered or incurred by Buyer arising out of or resulting from injury or death to individuals or damage to property sustained on the Property before the closing and caused by the willful or negligent act or omission (where applicable law imposes a duty to act) of Seller;

               (B) any loss, liability or damage suffered or incurred by Buyer because any representation or warranty made by Seller in this Agreement, or in any document furnished to Buyer in connection with the Closing, is false or misleading in any material respect;

               (C) any loss, liability or damage suffered or incurred by Buyer because of the nonfulfillment of any covenant or agreement on the part of Seller under this Agreement; and

               (D) all reasonable costs and expenses, including attorney's fees, which Buyer incurs in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section.

     The foregoing notwithstanding, Buyer acknowledges that this indemnity does not extend to any lien that might attach to the Property by reason of Seller's failure to pay anyone who provided labor, materials, equipment, or supplies that were use in the construction of any improvements to the Property.

     8.   Buyer's Representations.
          -----------------------

               (A) Buyer is a Nevada limited liability company in good standing with the authority to make this Agreement. The purchase of the Property has been duly authorized by the manager of Buyer.

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               (B)  Buyer's execution and delivery of, and performance and compliance with the terms and conditions of this Agreement do not violate any of the terms, conditions or provisions of (i) Buyer's organizational documents,
(ii) any judgment, order, injunction decree, regulation or ruling of any court of other governmental authority to which Buyer is subject, or (iii) any agreement or contract to which Buyer is a party or to which Buyer is subject.

     9.   Additional Obligations of Seller.
          --------------------------------

               (A) Seller agrees to give full, complete and actual possession of the Property to Buyer at the Closing Date.

               (B) Between the date of this Agreement and the Closing Date, Seller agrees that it will:

                    (i) manage and operate the Property only in the ordinary course of business and maintain in full force and effect the insurance policies described in Section 5(K);

                    (ii) at its expense, maintain the Property in its present order and condition and deliver the Property at the Closing Date in substantially the same condition it is in as of the date of this Agreement, reasonable wear and tear and damage by fire or other casualty excepted;

                    (iii) give prompt notice of any fire or casualty affecting the Property after the date hereof;

                    (iv) after the date hereof, deliver to Buyer promptly after receipt by Seller a copy of notices of violation issued by any governmental authority with respect to the Property and, at its sole cost and expense, remedy before the Closing Date all violations thereby noticed, as well as any other violation of any law, ordinance, rule or regulation affecting the Property, and any outstanding work orders and requirements of any company insuring the Property against casualty;

                    (v) promptly notify Buyer in writing of any facts or events that Seller learns of which would cause any of Seller's representations and warranties to be untrue or incorrect;

                    (vi) perform, observe and comply with all the terms and conditions of any agreement or contract concerning or relating to the Property which Seller is obligated to perform or observe.

               (C) Between the date hereof and the Closing Date, Seller shall not, without Buyer's written consent in each case:

                    (i) voluntarily grant, create, assume or permit to exist any Mortgage, lien, lease, encumbrance, easement, covenant, condition, right-of-way or restriction upon the Property other than the Permitted Exceptions, or voluntarily take or permit any action adversely affecting the title to the Property as it exists as of the date of this Agreement; or

                    (ii) enter into a contract for the sale of the Property to any other person.

               (D) Seller agrees that it will, at any time and from time to time after the Close of Escrow, at the request of Buyer, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged, or delivered all such further acts, deeds, assignments, transfers,

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conveyances and assurances as may reasonably be required for the better assigning, transferring, granting, assuring and confirming to Buyer, or to its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any or all of the assets or property being sold to Buyer pursuant to this Agreement.

               (E) Seller agrees to obtain a commitment for issuance to Buyer for a CLTA Form B owner's title insurance policy insuring the fee simple title to the real property in an amount equal to the Purchase Price, subject to the Permitted Exceptions.

          10.  Conditions Precedent to Buyer's Obligations.  The obligations of
               -------------------------------------------
Buyer to close escrow and to perform the other covenants and obligations to be performed by it on the Closing Date shall be subject to the following conditions (any of which Buyer may waive, in whole or in part). If Buyer does not waive any of the following conditions, Buyer may, at its option, extend the Closing Date for such period of time as may be necessary to allow for the satisfaction of such condition(s), not to exceed ninety (90) days after the closing contemplated hereby:

                    (A) As of the Closing Date, (i) Seller shall be the sole owner of the Property in fee simple, and Seller's title shall be marketable, good of record and in fact, and free and clear of all liens, mortgages, encumbrances, easements, or any other condition affecting title, recorded or unrecorded, other than the Permitted Exceptions; (ii) Seller shall have cured any title defects as may be required by this Agreement; and (iii) subject to the payment by Buyer of the applicable premium, Buyer shall receive from one or more title companies reasonably satisfactory to Buyer a current CLTA owner's policy of title insurance in form satisfactory to Buyer, or an unconditional binder to receive the same, in an amount equal to the Purchase Price, dated as of the Closing Date, insuring, or committing to insure, at standard rates, Buyer's marketable fee simple title to the real property in the condition required by clause (i) above, without any defect to be cured by Seller as provided herein. Such title insurance policy, or commitment to issue same, shall provide extended coverage, including protection against (a) parties in possession, (b) unrecorded easements, (c) taxes and special assessments not shown on the public records, and (d) exceptions which an accurate survey of the real property would disclose.

                    (B) As of the Closing Date, no action or proceeding shall have been commenced or threatened before any court to restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement, or the consummation of the transactions contemplated herein which in the reasonable opinion of Buyer makes it inadvisable to consummate such transactions.

                    (C) As of the Closing Date, no part of the Property shall be about to be acquired, or shall have previously been acquired (other than portions dedicated for streets or other public purposes on the subdivision map), by authority of any governmental agency in the exercise of its power of eminent domain or by private purchase in lieu thereof; nor as of the Closing Date shall there be any threat or imminence of any such acquisition or purchase.

          11.  Obligations at Closing.
               ----------------------

         The closing shall occur at Escrow's office on the Closing Date. The Purchase Price shall be paid pursuant to Sections 1, 17 and 18 hereof. After Escrow's receipt of said funds and after recordation of the deed required hereby:

          (A) Seller shall deliver to Buyer at the close of Escrow, as appropriate:

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               (i)   the Deed of the real property to Buyer or its designee,
signed by the Seller;

               (ii) all original insurance policies with respect to which premiums are to be apportioned as of the Closing Date or, if unobtainable, true copies or certificates thereof;

               (iii) an affidavit of title signed by Seller, addressed and in a form acceptable to the title insurance company designated by Buyer with respect to the absence of parties in possession of the real property, and the absence of unrecorded easements granted by Seller to eliminate the exceptions for those matters from the Buyer's title insurance company;

               (iv) a certification as to Seller's non-foreign status in a form which complies with the provisions of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended;

               (v) a certificate signed by Seller that all representations and warranties made by Seller herein are true and correct on the Closing Date with the same force and effect as if made as of such date; and

               (vi) all additional documents and instruments which Escrow and Buyer's counsel may reasonably determine are necessary to the proper consummation of this transaction.

     12.  Remedies. If Seller fails to close, Buyer may seek specific
          --------
performance or damages, or both, to the extent permitted by law. If Buyer fails to close, Seller may pursue an action for specific performance or damages, or any other common law remedy.

     13.  Termination.  At Buyer's option, this Agreement will terminate upon
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the occurrence of one or more of the following events:

               (A) Buyer timely objects to the condition of title, and the objection is not removed by the Closing Date.

               (B) Seller shall not have performed all covenants and obligations that this Agreement requires it to perform on or before the Closing Date.

               (C) Any representation or covenant of Seller proves to be false or incorrect in any material way.

               (D) The closing does not take place by the Closing Date and the closing has not been extended by a written amendment executed by the parties hereto; but in that case, the party not at fault may exercise the remedies provided herein.

     14   Brokers.  Seller and Buyer agree to pay their broker(s), if any, with
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their own funds, and hereby indemnify the other from and against any claim for a broker's fee.

     15.  Miscellaneous.
          -------------

               (A) The laws of the State of California shall govern this Agreement. Should

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suit be brought to construe or enforce any provision hereof, venue shall lie in
Riverside County, California, and the prevailing party shall recover its attorney's fees incurred therein.

               (B) This Agreement has been negotiated by the parties, both of whom have had the advice of competent counsel. The rule of construction that construes language against the drafter shall have no application to this Agreement.

               (C) If a court rules that any part of this Agreement unenforceable, then the remainder shall, to the greatest extent possible, remain binding on the parties.

               (D)  Time is of the essence of this Agreement.

               (E) This Agreement is binding on the parties' successors and assigns.

               (F) This Agreement represents the entire agreement of the parties with respect to the subject matter hereof. All prior negotiations and discussions between the parties concerning the subject matter of this Agreement have been incorporated herein

     16.  Notices.  Any notices shall be deemed validly delivered if hand
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delivered, if mailed, postage prepaid, via certified mail, or if sent via a courier service to:

     Seller:          Huntington Homes, LLC
                      1282 West Arrow Highway,
                      Upland, California  91785

     Buyer:           USA Investors II, LLC
                      3900 Paradise Road, Suite 263
                      Las Vegas, Nevada  89109
                      Attn. Joseph D. Milanowski

     17.  Release of Funds.  Notwithstanding anything contained herein to the
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contrary, $50,000 of the Purchase Price shall be released to Seller by noon on
June 15, 1999 (Pacific Daylight Time), whether or not the transaction has closed. The released funds must be used by Seller to pay its obligations arising in the ordinary course of its business. Failure to release the said funds within the time stated will result in the automatic and immediate termination of this Agreement.

     18.  The amount of the Note shall be reduced pro tanto for each dollar of
                                                  --- ------
profits applicable to the contingent portion of the Purchase Price (the $100,000) as defined in Section 1 of this Agreement.

In agreement herewith the parties have set their hands this 23rd day of June, 1999.

SELLER: Huntington Homes, LLC    BUYER: USA Investors II, LLC

By:  Inco Homes Corporation, its Managing      By: USA Commercial Mortgage
     Member                                        Company, its Managing Member

By:______________________________              By:___________________________
   Ira C. Norris, President                       Joseph D. Milanowski,
                                                  President


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                                  EXHIBIT "A"

                          Description of the Property
                          ---------------------------

All of that real property located in Riverside County, California (the "Land") generally known as Desert Pride, and legally described as:

Parcel 1:
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Lots 32 through 40, inclusive, of Tract 23995-1 in the City of La Quinta, County of Riverside, State of California, as per map recorded in Book 249 of Maps, pages 84-87, in the Office of the County Recorder of said County.

Parcel 2:
--------

Lots 1 through 27, inclusive, of Tract 23995-4 in the City of La Quinta, County of Riverside, State of California, as per map recorded in Book 280 of Maps, pages 69-72, in the Office of the County Recorder of said County.

Parcel 3:
--------

Lots 1 through 21, inclusive, of Tract 23995-5 in the City of La Quinta, County of Riverside, State of California, as per map recorded in Book 280 of Maps, pages 73-75, in the Office of the County Recorder of said County.

including:

     (a) all right, title and interest of Seller, if any, in any land lying in the bed of any street, road, avenue, or alley, open or closed, adjacent to or abutting the Land, to the centerline thereof;

     (b) all easement agreements, if any, and other easements, covenants and other rights appurtenant to , and all the estate and rights of Seller in and to the Land;

     (c) all right, title and interest of Seller in and to the proceeds of, or any award made for, a taking of all or any part of the Property by and governmental authority pursuant to the exercise of its power of eminent domain; all rights of Seller against any prior owner of the Property who may have caused or be otherwise responsible for any contamination of the Property with Hazardous Materials. For the purpose of this Agreement, the term "Hazardous Material" shall refer to any substance the use, storage, or disposal of which is regulated by or subject to any environmental law, state, local, or federal, including, but not limited to Chapter 459 of the Nevada Revised Statutes, the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC Sections 9601, et seq., the Toxic Substance Control Act, 15 USC Sections 2601 et seq., the Resource Conservation and Recovery Act, 42 USC Sections 6901 et seq., the Clean Water Act, 33 USC Sections 1251 et seq., and the Hazardous Materials Transportation Act, 49 USC Section 1802, as amended or supplemented;

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